                                                                               .
                                                                               .
                                                                               .

                                                                     EXHIBIT 21.

                            TEAM HEALTH SUBSIDIARIES
                                (AS OF 01/01/05)

NAME (STATE OF INCORPORATION)
-----------------------------
1.   TEAM HEALTH, INC. (TN)
     WHOLLY OWNED SUBSIDIARIES OF TEAM HEALTH, INC.
2.   Access Nurse PM, Inc. (UT)
3.   After Hours Pediatrics, Inc. (FL)
4.   American Clinical Resources, Inc. (DE)
5.   Charles L. Springfield, Inc. (CA)
6.   Clinic Management Services, Inc. (TN)
7.   Correctional Healthcare Advantage, Inc. (FL)
8.   Daniel & Yeager, Inc. (AL)
9.   Drs. Sheer, Ahearn & Associates, Inc. (FL)
10.  Emergency Coverage Corporation (TN)
11.  Emergency Physician Associates, Inc. (NJ)
12.  Erie Shores Emergency Physicians, Inc. (OH)
13.  Greenbrier Emergency Physicians, Inc. (WV)
14.  Emergency Professional Services, Inc. (OH)
15.  Fischer Mangold, a California Partnership (CA)
16.  Health Care Alliance, Inc. (WV)
17.  Herschel Fischer, Inc. (CA)
18.  IMBS, Inc. (FL)
19.  InPhyNet Contracting Services, Inc. (FL)
20.  InPhyNet South Broward, Inc. (FL)
21.  Karl G. Mangold, Inc. (CA)
22.  Kelly Medical Services Corporation (WV)
23.  Medical Management Resources, Inc. (FL)
24.  Medical Services, Inc. (WV)
25.  Metroamerican Radiology, Inc. (NC)
26.  Mt. Diablo Emergency Physicians, a California General
     Partnership (CA)
27.  Northwest Emergency Physicians, Incorporated (WA)
28.  Northwest Hospital Medicine Physicians, Inc. (WA)
29.  Paragon Contracting Services, Inc. (FL)
30.  Paragon Healthcare Limited Partnership (FL)
31.  Physician Integration Consulting Services, Inc. (CA)
32.  Quantum Plus, Inc. (CA)
33.  Rosendorf, Margulies, Boruschok & Schoenbaum Radiology
     Associates of Hollywood, Inc. (FL)
34.  Southeastern Emergency Physicians of Memphis, Inc. (TN)
35.  Southeastern Emergency Physicians, Inc. (TN)
36.  Spectrum Cruise Care, Inc. (DE)
37.  Spectrum Healthcare Resources of Delaware, Inc. (DE)
38.  Spectrum Healthcare Resources, Inc. (DE)
39.  Spectrum Healthcare Services, Inc. (DE)
40.  Spectrum Healthcare, Inc. (DE)

NAME (STATE OF INCORPORATION)
-----------------------------
41.  Spectrum Primary Care of Delaware, Inc. (DE)
42.  Spectrum Primary Care, Inc. (DE)
43.  Team Anesthesia, Inc. (TN)
44.  Team Health Anesthesia Management Services, Inc. (CA)
45.  Team Health Billing Services, LP (TN)
46.  Team Health Financial Services, Inc. (TN)
47.  Team Health Southwest, LP (DE)
48.  Team Radiology, Inc. (NC)
49.  TH Contracting Midwest, LLC (MO)
50.  TH Contracting Services of Missouri, LLC (MO)
51.  The Emergency Associates for Medicine, Inc. (FL)